Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of Navios Maritime Partners L.P. of our report dated April 19, 2019 relating to the financial statements of Navios Maritime Acquisition Corporation, which appears in Navios Maritime Acquisition Corporation’s Annual Report on Form 20-F for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers S.A.

Athens, Greece

September 14, 2021